Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 7, 2014, with respect to the consolidated financial statements and schedule, included in the Annual Report of American Realty Capital Trust V, Inc. on Form 10-K for the year ended December 31, 2014.  We hereby consent to the incorporation by reference of said report in the Registration Statement of American Realty Capital Trust V, Inc. on Form S-11 (File No. 333-191255).

/s/ Grant Thornton LLP

New York, New York
May 15, 2015